                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Patterson Energy, Inc. on Form S-8 of our report dated July 7, 1997, on our audits of the financial information of WES-TEX Drilling Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which is included in Patterson Energy, Inc.'s Current Report on Form 8-K as amended, dated June 12, 1997.




                                        /s/ Davis, Kinard & Co., P.C.

                                        DAVIS, KINARD & CO., P.C.


Abilene, Texas
March 13, 1998